Exhibit 99.1
Wag! Reports Record First Quarter 2023 Results
Record First Quarter Results -- Highest Quarterly Revenue to Date
Raises Previously Announced 2023 Full Year Guidance

Forecasting Adjusted EBITDA profitability in 2023
SAN FRANCISCO, May 09, 2023 (BUSINESS WIRE) -- Wag! Group Co. (the "Company” or “Wag!”; Nasdaq: PET), which strives to be the #1 platform for busy Pet Parents, offering on-demand access to 5-star pet care, pet insurance options, and expert pet advice, today announced financial results for the first quarter ended March 31, 2023.
"We are thrilled to report record-breaking revenue for the quarter, a testament to the hard work and dedication of our team at Wag!. Our continued focus on expanding our product offerings has allowed us to better serve our customers and their furry companions, and we are excited to see what the future holds for our company," said Garrett Smallwood, CEO and Chairman of Wag!.
“While we are pleased with our performance this quarter, we recognize the need to balance growth and profitability for the remainder of the year. We will continue to monitor the macro environment closely and adjust our strategy to ensure we are well positioned for long-term success. The team at Wag! is committed to driving sustainable, profitable growth to create value for our shareholders,” concluded Smallwood.
First Quarter 2023 Highlights:
•Revenue increased 113% to $20.6 million, compared to $9.7 million in the first quarter of 2022, a quarterly revenue milestone - comprising of $5.4 million of Services revenue, $13.8 million of Wellness revenue, and new in Q1, $1.4 million of Pet Food & Treats revenue via Dog Food Advisor.
•Adjusted EBITDA loss improved to $0.4 million, compared to $2.1 million in the first quarter of 2022.
Recent Business Highlights:
•Reached a total of 611,000 Platform Participants in Q1 2023 an increase of 88% from 325,000 in Q1 2022.
•Continued to innovate in the Wellness category. Pet Parents are increasingly focusing on their pets health and wellbeing and we’ve continued to lead through innovative, best-in-class products and services. For example:
◦We became the exclusive marketing partner of Paw Protect, the only pet insurance with instant pay. Paw Protect is the only brand in America to offer each customer an interest free and fee free line of credit to pay covered vet bills.
◦Integrated Paw Protect into the Petted pet insurance marketplace, which powers brands such as Forbes and US News, where Paw Protect has already received an illustrious 5-star rating.
•Continued to innovate the Pet Caregiver and Pet Parent experience — with new features such as:
◦Service Extensions — allows Pet Caregivers to offer 15 and 30 minute extensions on all Walks & Drop-ins. Pet Caregivers can offer an extension after starting the service and Pet Parents can accept the offer until 5 minutes before the service end time.

◦Wag! Business — allows Pet Caregivers the ability to upgrade to Wag! Pro for additional features including; priority approval for all services, priority placement in search, a pro badge, & priority access to New Pet Parents. This feature is an optional upgrade for pet-care professionals and is currently only available during the application process. Pricing for Wag! Pro is $199.

•Closed the Dog Food Advisor acquisition, marking Wag!'s entrance into the Pet Food and Treats market in January 2023. Dog Food Advisor contributed $1.4 million in revenue in the quarter as we expanded partnerships with premium pet food brands such as The Farmer's Dog, Ollie, and Nom Nom.
•Closed the acquisition of Maxbone in early April 2023, a top-tier digital platform for modern pet essentials. The acquisition expanded Wag!’s reach into the Pet Supplies market, while remaining committed to the needs and standards of the premium Pet Parent.
Full-Year 2023 Guidance
Wag! is raising its guidance for the year ending December 31, 2023, as previously presented in its Fourth Quarter and Full Year 2022 Financial Results available at investors.wag.co/.
For the full-year of 2023, we now expect:
•Revenue in the range of $80 million to $84 million, an 8% improvement versus our prior forecast at the midpoint of the range.
•Adjusted EBITDA1 in the range of $0 million to $1 million, a 150% improvement versus our prior forecast at the midpoint of the range.
Our financial guidance includes the following outlook:
•Severe weather affects Services demand and holidays drive incremental overnight vs. daytime service demand. Going forward, we expect a skew to Overnight and Daytime services depending on summer and holidays, most likely in Q2 and Q4. Pet adoption during the holidays also affect pet insurance penetration and demand for wellness plans. Going forward, we expect seasonal strength in Q4 and Q1 for Wellness.

•We anticipate that continued growth in the pet industry, driven by factors such as rising pet ownership, pet insurance penetration, and increasing demand for premium pet products and services, will have a positive impact on our financial performance in 2023, including on our entrance to Pet Food & Treats.
•General trends related to state of the economy, interest rates, and consumer confidence. We have factored in potential risks and opportunities related to these macroeconomic factors in order to accurately forecast our financial performance.
•We recognize that there may be potential risks to our financial performance in 2023, such as disruptions to global supply chains, changes in consumer behavior due to unexpected events such as a delayed or imbalanced return-to-office, digital and performance marketing trends, the potential impact of AI, and our ability to expand through partnerships.
Wag’s First Quarter Results Conference Call
Wag! will host a conference call and live webcast today, May 09, 2023, at 4:30 p.m. ET to discuss financial results. To access the live conference call, please pre-register here. Registrants will receive a confirmation with dial-in instructions. A live webcast of the call can be accessed by using this link. Following the live call, an archived webcast of the conference will be available on the investor relations page of the Company’s website at investors.wag.co/.
1 Information reconciling forward-looking adjusted EBITDA to the comparable GAAP financial measures is unavailable to the company without unreasonable effort, as discussed in our Non-GAAP Financial Measures and Other Operating Metrics section below.

Wag! also provides announcements regarding financial performance and other matters, including SEC filings, investor events, press and earnings releases, on our investor relations website (investors.wag.co/), and/or social media outlets, as a means of disclosing material information and complying with disclosure obligations under Regulation FD. The list of social media channels that Wag! uses may be updated on the investor relations website from time to time. In addition, you may automatically receive email alerts and other information about Wag! when you enroll your email address by visiting the “Email Alerts” section at (investors.wag.co/ir-resources/email-alerts).
About Wag! – Wag.co
Wag! Group Co. strives to be the #1 platform for busy Pet Parents. The Wag! app offers access to 5-star dog walking, sitting, and one-on-one training from its community of 450,000 pet caregivers nationwide. In addition, Wag! Group Co. operates Petted, the nation's largest pet insurance comparison marketplace, Dog Food Advisor, one of the most visited and trusted pet food marketplaces, maxbone, a digital platform for modern pet essentials, and Furmacy, software to simplify pet prescriptions. For more information, visit Wag.co.
Non-GAAP Financial Measures and Other Operating Metrics
Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) adjusted for interest expense, depreciation and amortization, share-based compensation, income taxes, as well as other items to be consistent with definitions typically used by lenders, including transaction costs. Additionally, we exclude the impact of certain non-recurring items which are not indicative of our operating performance as well as other transaction specific costs that do not represent an ongoing operating expense of the business, including but not limited to, business combination transaction and integration costs and PPP loan forgiveness. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Adjusted EBITDA and Adjusted EBITDA margin provide a basis for comparison of our business operations between current, past, and future periods by excluding items from net income (loss) that we do not believe are indicative of our core operating performance.
Platform Participant is defined as a Pet Parent or Pet Caregiver who transacted on the Wag! platform for a service in the quarter. Services include dog walking, sitting, boarding, drop-ins, training, premium telehealth services, wellness plans, and pet insurance plan comparison.
Information reconciling forward-looking adjusted EBITDA to GAAP financial measures is unavailable to the company without unreasonable effort. The company is not able to provide reconciliations of adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of the company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort. The company provides a range for its adjusted EBITDA forecast that it believes will be achieved, however it cannot accurately predict all the components of the adjusted EBITDA calculation. The company provides an adjusted EBITDA forecast because it believes that adjusted EBITDA, when viewed with the company’s results under GAAP, provides useful information for the reasons noted above. However, adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the Company’s ability to further develop and advance its pet service offerings and achieve scale; ability to attract and retain personnel; market opportunity, anticipated growth, and future financial performance, including management’s financial outlook for the future. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: management’s financial outlook for the future; market adoption of the Company’s pet service offerings and solutions; failure to realize the financial benefits of acquisitions; the ability of the Company to protect its intellectual property; changes in the competitive industries in which the Company operates; changes in laws and regulations affecting the Company’s business; the Company’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s filings, including the Annual Report on Form 10-K for the year ended December 31, 2022. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.
Contacts Media:
Wag!: Media@wagwalking.com
Investor Relations:
Wag!: IR@wagwalking.com
ICR for Wag!: WagIR@icrinc.com

Wag! Group Co.
Condensed Consolidated Balance Sheets
(In thousands, except for share amounts and per share data)

	March 31,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,502	$38,966
Accounts receivable, net	8,223	5,872
Prepaid expenses and other current assets	2,021	2,585
Total current assets	34,746	47,423
Property and equipment, net	89	88
Operating lease, right of use assets, net	612	695
Intangible assets, net	8,173	2,590
Goodwill	4,501	1,451
Other assets	1,529	64
Total assets	$49,650	$52,311
Liabilities, mezzanine equity and stockholders’ equity
Current liabilities:
Accounts payable	$6,715	$7,174
Accrued expenses and other current liabilities	4,515	4,765
Deferred revenue	2,554	2,232
Deferred purchase consideration – current portion	750	750
Operating lease liabilities	268	306
Notes payable – current portion	1,344	1,264
Total current liabilities	16,146	16,491
Operating lease liabilities – non-current portion	385	435
Notes payable – non-current portion, net of debt discount and warrant allocation of $6.4 million and $7.0 million, respectively	25,270	24,970
Deferred purchase consideration – non-current portion	318	493
Total liabilities	42,119	42,389
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value, 110,000,000 and 110,000,000 shares authorized, 37,429,251 and 36,849,076 outstanding at March 31, 2023 and December 31, 2022, respectively	$4	$4
Additional paid-in capital	159,731	158,335
Accumulated deficit	(152,204)	(148,417)
Total stockholders’ equity	7,531	9,922
Total liabilities and stockholders’ equity	$49,650	$52,311

Wag! Group Co.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for share amounts and per share data)

	Three Months Ended March 31,
	2023	2022
Revenues	$20,623	$9,666
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	1,026	806
Platform operations and support	3,170	2,577
Sales and marketing	13,275	6,082
General and administrative	4,984	2,367
Depreciation and amortization	381	152
Total costs and expenses	22,836	11,984
Other income	56	—
Interest expense, net	(1,630)	(32)
Loss before income taxes	(3,787)	(2,350)
Income taxes	—	—
Net loss	$(3,787)	$(2,350)
Net loss per share
Basic and diluted	$(0.10)	$(0.38)
Weighted average common shares outstanding (basic and diluted)	37,065,450	6,121,253

Wag! Group Co.
Condensed Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(3,787)	$(2,350)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,342	54
Amortization of debt discount on debt financing	657	—
Depreciation and amortization	381	152
Noncash interest – deferred purchase consideration	28	30
Changes in operating assets and liabilities:
Accounts receivable	(2,351)	(861)
Prepaid expenses and other current assets	537	117
Accounts payable	(459)	1,719
Operating lease liabilities	—	47
Accrued expenses and other current liabilities	(250)	(1,288)
Deferred revenue	322	135
Net cash used in operating activities	(3,580)	(2,245)
Cash flows from investing activities
Purchases of short-term investments	—	(10,079)
Proceeds from sale and maturity of short-term investments	—	3,551
Payment of deferred purchase consideration	(175)	(187)
Cash paid for acquisition	(9,000)	—
Cash paid for equity method investment	(1,470)	—
Purchase of property and equipment	(16)	(5)
Net cash used in investing activities	(10,661)	(6,720)
Cash flows from financing activities
Proceeds from exercises of stock options	54	—
Payments on PPP loan and Blue Torch Financing Agreement	(277)	(110)
Proceeds from the issuance of Series P preferred stock, net of issuance costs	—	10,925
Payment of offering costs	—	(1,151)
Net cash (used in) provided by financing activities	(223)	9,664
Net change in cash and cash equivalents	(14,464)	699
Cash and cash equivalents at beginning of period	38,966	2,628
Cash and cash equivalents at end of period	$24,502	$3,327
Supplemental disclosures of cash flow information:
Cash paid for interest	1,203	4
Cash paid income taxes	—	—

Wag! Group Co.
Adjusted EBITDA Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues	$20,623	$9,666
Adjusted EBITDA reconciliation:
Net loss	(3,787)	(2,350)
Add:
Interest expense,net	1,630	32
Depreciation and amortization	381	152
Share based compensation	1,342	54
Integration and transaction costs associated with acquired business	37	—
Tax expense	—	—
Adjusted EBITDA	$(397)	$(2,112)

Wag! Group Co.
Non-GAAP Measures
($ in thousands, except percentages)
(Unaudited)

	Three Months Ended March 31,

	2023	2022
U.S. GAAP Measures:
Revenues	$20,623	$9,666
Net loss	$(3,787)	$(2,350)
Net loss %	(18.4)%	(24.3)%
Net cash flows used in operating activities	$(3,580)	$(2,245)
Non-GAAP Measures:
Adjusted EBITDA	$(397)	$(2,112)
Adjusted EBITDA Margin	(1.9)%	(21.8)%